Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our Independent Auditor’s Report dated September 2, 2005 on the consolidated financial statements of Appalachian Fuels, LLC and Affiliate, in the Registration Statement (Form S-1 No. 333-           ) and related Prospectus of Energy Coal Resources, Inc. for the registration of 30,312,749 shares of its common stock.

/s/ Kelley, Galloway & Company, PSC
Kelley, Galloway & Company, PSC

Ashland, Kentucky

November 4, 2008